                                                                      EXHIBIT 11
                                                                     PAGE 1 OF 2

                            THE TIMES MIRROR COMPANY

                       COMPUTATION OF EARNINGS PER SHARE
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                 YEAR ENDED DECEMBER 31
                                           ------------------------------------
                                              1996        1995         1994
                                           ----------- -----------  -----------
PRIMARY
Average shares outstanding...............  102,113,298 113,797,192  128,611,404
Dilutive stock options based on the
 treasury stock method using average
 market price............................    2,971,884      *           195,752
                                           ----------- -----------  -----------
    Total................................  105,085,182 113,797,192  128,807,156
                                           =========== ===========  ===========
Income (loss) from continuing operations.  $   206,444 $  (338,983) $   132,223
Discontinued operations..................                1,578,458       53,126
Extraordinary loss on early retirement of
 debt, net of income taxes...............                               (12,232)
                                           ----------- -----------  -----------
Income before cumulative effect of
 changes in accounting principles........      206,444   1,239,475      173,117
Cumulative effect of changes in
 accounting principles...................                  (12,724)
                                           ----------- -----------  -----------
Net income...............................  $   206,444 $ 1,226,751  $   173,117
                                           =========== ===========  ===========
Preferred dividends......................  $    43,645 $    44,003
                                           =========== ===========
Cash paid in excess of liquidation value
 for Series B preferred stock
 repurchases.............................              $    43,085
                                                       ===========
Earnings applicable to common
 shareholders............................  $   162,799 $ 1,139,663  $   173,117
                                           =========== ===========  ===========
Primary earnings (loss) per common share:
  Continuing operations..................  $      1.55 $     (3.74) $      1.03
  Discontinued operations................                    13.87          .41
  Extraordinary loss.....................                                  (.09)
  Cumulative effect of changes in
   accounting principles.................                     (.11)
                                           ----------- -----------  -----------
Primary earnings per common share........  $      1.55 $     10.02  $      1.35
                                           =========== ===========  ===========
FULLY DILUTED
Average shares outstanding...............  102,113,298 113,797,192  128,611,404
Common shares assumed issued upon
 conversion of Series B preferred stock..    7,789,276   6,491,063
Dilutive stock options based on the
 treasury stock method using year end
 market price, if higher than average
 market price............................    3,680,827   2,713,190      195,752
                                           ----------- -----------  -----------
    Total................................  113,583,401 123,001,445  128,807,156
                                           =========== ===========  ===========
Income (loss) from continuing operations.  $   206,444 $  (338,983) $   132,223
Discontinued operations..................                1,578,458       53,126
Extraordinary loss on early retirement of
 debt, net of income taxes...............                               (12,232)
                                           ----------- -----------  -----------
Income before cumulative effect of
 changes in accounting principles........      206,444   1,239,475      173,117
Cumulative effect of changes in
 accounting principles...................                  (12,724)
                                           ----------- -----------  -----------
Net income...............................  $   206,444 $ 1,226,751  $   173,117
                                           =========== ===========  ===========
Preferred dividends......................  $    32,943 $    27,452
                                           =========== ===========
Cash paid in excess of liquidation value
 for Series B preferred stock
 repurchases.............................              $    43,085
                                                       ===========
Earnings applicable to common
 shareholders............................  $   173,501 $ 1,156,214  $   173,117
                                           =========== ===========  ===========
Fully diluted earnings (loss) per common
 share:
  Income before cumulative effect of
   changes in accounting principles......  $      1.53 $      9.50  $      1.35
  Cumulative effect of changes in
   accounting principles.................                     (.10)
                                           ----------- -----------  -----------
Fully diluted earnings per common share..  $      1.53 $      9.40  $      1.35
                                           =========== ===========  ===========

-------
* Less than 3% dilution: common stock equivalents of 1,653,088 are not added to weighted average shares.

                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 2

                            THE TIMES MIRROR COMPANY

                 COMPUTATION OF EARNINGS PER SHARE (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                            FOURTH QUARTER
                                                           ENDED DECEMBER 31
                                                        -----------------------
                                                           1996        1995
                                                        ----------- -----------
PRIMARY
Average shares outstanding............................   98,183,269 108,164,728
Dilutive stock options based on the treasury stock
 method using average market price....................    3,595,123      *
                                                        ----------- -----------
    Total.............................................  101,778,392 108,164,728
                                                        =========== ===========
Net income (loss).....................................  $    78,679 $  (141,632)
                                                        =========== ===========
Preferred dividends...................................  $    10,912 $    12,052
                                                        =========== ===========
Cash paid in excess of liquidation value for Series B
 preferred stock repurchases..........................              $    21,818
                                                                    ===========
Earnings (loss) applicable to common shareholders.....  $    67,767 $  (175,502)
                                                        =========== ===========
Primary earnings (loss) per common share..............  $       .67 $     (1.62)
                                                        =========== ===========
FULLY DILUTED
Average shares outstanding............................   98,183,269 108,164,728
Common shares assumed issued upon conversion of Series
 B preferred stock....................................    7,789,276   7,789,276
Dilutive stock options based on the treasury stock
 method using year end market price, if higher than
 average market price.................................    3,682,785   2,713,190
                                                        ----------- -----------
    Total.............................................  109,655,330 118,667,194
                                                        =========== ===========
Net income (loss).....................................  $    78,679 $  (141,632)
                                                        =========== ===========
Preferred dividends...................................  $     8,236 $     8,236
                                                        =========== ===========
Cash paid in excess of liquidation value for Series B
 preferred stock repurchases..........................              $    21,818
                                                                    ===========
Earnings (loss) applicable to common shareholders.....  $    70,443 $  (171,686)
                                                        =========== ===========
Fully diluted earnings per common share...............  $       .64 $    *
                                                        =========== ===========

-------
* Antidilutive due to loss: common stock equivalents of 2,388,829 are not added to weighted average shares.